                                                                EXHIBIT 4.11

                             MODIFICATION AGREEMENT

        This modification agreement is dated as of November 18, 1996, and is among POPE & TALBOT, INC., a Delaware corporation (the "Borrower"), UNITED STATES NATIONAL BANK OF OREGON ("U.S. Bank"), CIBC INC. ("CIBC"), ABN AMRO BANK N.V. ("ABN"), BANK OF AMERICA ILLINOIS ("BofA"), and WACHOVIA BANK OF GEORGIA, N.A. ("Wachovia").

                                    Recitals

        A. U.S. Bank, CIBC, ABN, BofA, and Wachovia (individually a "Bank" and collectively the "Banks") and the Borrower are parties to a credit agreement dated as of May 6, 1992, as modified (the "Credit Agreement"). All of the capitalized terms used in this modification agreement (this "Agreement") are defined by the Credit Agreement.

        B. The Borrower and the Banks desire to enter into this Agreement to consent to the reorganization of the business structure of the Borrower's Canadian subsidiaries.

        NOW, THEREFORE, for value, the Borrower and the Banks agree that:

1. Consent to Formation of New Subsidiary. The Banks consent to the formation and organization by the Borrower of a new Canadian subsidiary of the Borrower to be named Pope & Talbot International, Ltd. ("International"), on the condition that the Borrower acquires and holds at all times all of the issued and outstanding securities (including stock, warrants, debentures, similar financial assets, and all related entitlements) of International.

2. Creation and Perfection of New Security Interest. The Borrower promises and agrees to promptly pledge 66% (or the maximum number of shares that may be pledged without the pledge being deemed to be dividend income to the Borrower under Section 956 of the Internal Revenue Code) of the International securities that the Borrower now owns or hereafter acquires to the Banks as collateral for payment and performance of the Borrower's obligations under the Credit Agreement. No inference should be drawn from this consent that the Banks consent to (a) the formation and/or organization of any other subsidiaries or (b) any transfer by International of the securities of Pope & Talbot, Ltd. ("Ltd."), to any third party. The Borrower promises that it will cause International to promise to U.S. Bank, in its capacity as administrative agent for Banks (the "Agent"), in writing that International will not pledge or otherwise transfer the securities or assets of Ltd. to any third party.

3. Consent to Transfer of Securities. The Banks consent to the transfer by the Borrower to International of all of the issued and outstanding securities of Ltd. when and if International becomes the Borrower's wholly-owned direct subsidiary.

4. Percentage Required to Release Collateral. It is agreed that the consent of 100% of the Banks (rather than merely the majority) is required to terminate the Bank's security interest in collateral or to release or otherwise transfer any material or essential part of or interest in the collateral heretofore or hereafter provided by the Borrower or any of its subsidiaries as security for payment and performance of the Borrower's obligations to the Banks under the Credit Agreement.

5. Release of Old Security Interest. The Banks instruct the Agent to release the existing pledge of the Ltd. securities to the Banks as collateral for payment and performance of the Borrower's obligations under the Credit Agreement when the transfer has been completed and when the Borrower has pledged the International securities to the Banks as provided for in section 2 above.

6. Miscellaneous. The parties agree to issue any additional documents and instruments reasonably necessary to effectuate the objectives of this Agreement. The Loan Documents will continue in full force and effect as modified by this Agreement. This Agreement may be signed in one or more counterparts but all such counterparts will constitute but one agreement. The Borrower will reimburse the Agent for the reasonable out-of-pocket costs and expenses incurred by the Agent in preparing this Agreement.

7. Effective Date. This Agreement will become effective only when the Agent has received by facsimile the signature page signed by the Borrower and the signature page(s) signed by all of the Banks.

        If the Borrower or a Bank delivers a facsimile of its signature, such delivery will constitute the promise of such person to deliver sufficient copies of the manually signed signature page for distribution to each other party to the Credit Agreement.

POPE & TALBOT, INC.                             UNITED STATES NATIONAL BANK
                                                OR OREGON, Agent

By /s/ C. Lamadrid                              By /s/ Janice T. Thede
   ------------------------                        --------------------------
   Carlos M. Lamadrid                              Janice T. Thede
   Chief Financial Officer                         Vice President

UNITED STATES NATIONAL BANK
OF OREGON

By  /s/ Janice T. Thede
    --------------------------
    Janice T. Thede
    Vice President


CIBC INC.                                     ABN AMRO BANK N.V.

By  /s/ R.A. Mendoza                          By  ABN AMRO NORTH AMERICA, INC.,
    --------------------------                    its agent
    Ray Mendoza
    Vice President                            By  /s/ David McGinnis
                                                  -----------------------------
                                                  David McGinnis
                                                  Vice President and Director


BANK OF AMERICA ILLINOIS                      WACHOVIA BANK OF GEORGIA,
                                              NATIONAL ASSOCIATION

By  /s/ Michael J. Balok                      By  /s/ William F. Hamlet
    ---------------------------                   -----------------------------
    Michael J. Balok                              William F. Hamlet
    Managing Director                             Senior Vice President